                                                                    EXHIBIT 99.1


PSYCHIATRIC SOLUTIONS, INC.
[PSI LOGO]




CONTACT:
Brent Turner
Vice President, Treasurer and
Investor Relations
(615) 312-5700

          PSYCHIATRIC SOLUTIONS ANNOUNCES 60% GROWTH IN FIRST QUARTER
                    REVENUES; 140% GROWTH IN PRE-TAX INCOME

                                   ----------

                 REAFFIRMS EARNINGS GUIDANCE FOR FULL-YEAR 2003

Franklin, Tenn. (May 6, 2003) - Psychiatric Solutions, Inc. ("PSI") (Nasdaq:
PSYS) today announced financial results for the first quarter of 2003. Revenue for the first quarter, which ended March 31, 2003, increased 60.0% to $37,104,000 from $23,188,000 for the first quarter of 2002. EBITDA (earnings before interest, taxes, depreciation, amortization and other non-cash items) increased 68.5% for the first quarter to $4,453,000 from $2,643,000 for the first quarter of 2002. Fully taxed adjusted net income for the quarter rose 176.4% to $1,288,000 from $466,000 for the first quarter last year. Fully taxed adjusted earnings per diluted share increased 77.8% to $0.16 per diluted share for the quarter from $0.09 for the first quarter of 2002.

         EBITDA and fully taxed adjusted net income for the first quarter of 2003 exclude the impact of both a non-cash loss of $960,000, or $0.12 per diluted share, for a change in valuation of put warrants and a non-cash gain of $461,000, or $0.06 per diluted share, for a change in reserve on stockholder notes. These items were incurred because of the increase in PSI's stock price during the first quarter of 2003 and, therefore lessen the comparability of PSI's financial results to the first quarter of 2002. These items are not expected to have any significant impact on future financial statements as the Company has reached an agreement in principle for the exercise in full of the warrants and the reserve on the stockholder notes has been substantially relieved. Fully taxed adjusted net income for the first quarter of 2002 assumes an income tax rate of 40.0%. Please see page 4 for a reconciliation of 1) EBITDA with income from continuing operations before income taxes and 2) fully taxed adjusted net income and adjusted earnings per diluted share with net income and earnings per diluted share. Net income for the first quarter of 2003 was $789,000, or $0.10 per diluted share, compared with $755,000, or $0.14 per diluted share, for the first quarter of 2002.

         "We are pleased with PSI's substantial growth for the first quarter of 2003," commented Joey Jacobs, Chairman, President and Chief Executive Officer of PSI. "We attribute the expansion in our revenues for the quarter both to the addition of the Riveredge Hospital, which we acquired in July 2002 and to organic growth within the other four inpatient psychiatric facilities we owned and operated for the quarter. We expect our ability to expand revenue and profits within our existing operations will continue to be a major contributor to our long-term profitable growth. Our first-quarter results reflect the early success of our strategies to achieve this goal, with first-quarter admissions increasing 6.3% for our five owned facilities operating for this period, compared with the


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PSYS Reports First-Quarter Results
Page 2
May 6, 2003


aggregate admissions of the five facilities for the first quarter of 2002, and patient days increasing 7.5% on this same basis. Furthermore, our results for the quarter also benefited from increased operating leverage produced by our top-line growth, which drove an increase in our fully taxed adjusted net income to 3.5% of revenue for the latest quarter from 2.0% for the first quarter of 2002.

         "In addition to the progress we are making in our organic growth strategy, evident in our first quarter results, we have also produced significant developments since the start of 2003 through our acquisition strategy. As previously announced, we completed the acquisition of six additional inpatient facilities in April 2003, which doubled the number of inpatient beds we have in operation from our total at the end of the first quarter. The six new facilities produced aggregate revenue of $76 million in 2002.

         "We also announced a definitive agreement during April 2003 for the acquisition of Ramsay Youth Services, Inc. (Nasdaq: RYOU) in a transaction valued at approximately $78 million. PSI and Ramsay continue to expect the transaction to be completed by early July 2003. Completion is subject to customary closing conditions, including receipt of regulatory approvals and approval by Ramsay's stockholders. PSI is in the process of arranging financing for the transaction and has received a "highly confident" letter from its senior lender."

         Based on the assumption, among others, that the Ramsay transaction is completed effective July 1, 2003, PSI today reaffirmed its earlier guidance for fully taxed earnings per diluted share, excluding nonrecurring items, of $0.65 to $0.70 for 2003. This guidance includes the impact of the Company's $25 million Convertible Preferred Stock transaction, which will add approximately
4.5 million additional common stock equivalents to diluted shares outstanding during 2003.

         Mr. Jacobs concluded, "We remain enthusiastic about the growth opportunities we see in the inpatient behavioral health industry. We are confident that through an unyielding commitment to providing the highest quality services to our patients, we are well positioned to leverage these opportunities to increase our share of the market, expand our revenue and profits and enhance the value of PSI."

         PSI will hold a conference call to discuss this release today, at 10:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.psysolutions.com and clicking Investor Relations or by going to www.streetevents.com or www.companyboardroom.com. Participants are encouraged to go to the selected web sites at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on June 6, 2003.

         This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause PSI's actual results to differ materially from the results discussed in the forward-looking statements. Risks and uncertainties that might cause such differences include, but are not limited to:
(1) the failure to



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PSYS Reports First-Quarter Results
Page 3
May 6, 2003


complete the acquisition of Ramsay; (2) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional facilities on favorable terms; (3) the ability of PSI to improve the operations of acquired facilities; (4) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities; (5) the limited operating history of PSI; (6) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy (including for Ramsay) and capital expenditure needs; (7) risks inherent to the healthcare industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state healthcare programs or managed care companies and exposure to claims and legal actions by patients and others; and
(8) potential difficulties in integrating the operations of PSI with The Brown Schools, Ramsay and other acquired operations. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission, including the factors listed in its Annual Report on Form 10-K for the year ended December 31, 2002 under the caption "Risk Factors." PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

         Psychiatric Solutions, Inc. offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its ownership and operation of freestanding psychiatric inpatient facilities and its management of psychiatric units within general acute care hospitals. PSI currently owns and operates 11 freestanding inpatient facilities and manages 48 psychiatric units.



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PSYS Reports First-Quarter Results
Page 4
May 6, 2003

                          PSYCHIATRIC SOLUTIONS, INC.
                         UNAUDITED FINANCIAL HIGHLIGHTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                THREE MONTHS ENDED
                                                                   MARCH 31,
                                                          ------------------------------
                                                               2003             2002
                                                          -------------    -------------
Revenue                                                   $      37,104    $      23,188
Income from continuing operations before income taxes             1,862              776

Net income                                                $         789    $         755
Plus reconciling items:
  Change in valuation of put warrants                               960               --
  Change in reserve on stockholder notes                           (461)              --
  Additional provision for income taxes to total 40.0%               --             (289)
                                                          -------------    -------------
Adjusted net income                                       $       1,288    $         466
                                                          =============    =============

Earnings per diluted share                                $        0.10    $        0.14
                                                          =============    =============
Adjusted earnings per diluted share                       $        0.16    $        0.09
                                                          =============    =============
Diluted shares used in computing per share amounts:               8,209            5,327

EBITDA (a):
Income from continuing operations before income taxes     $       1,862    $         776
Interest                                                          1,420            1,372
Depreciation and amortization                                       667              386
Non-cash stock compensation                                           5              109
Change in valuation of put warrants                                 960               --
Change in reserve on stockholder notes                             (461)              --
                                                          -------------    -------------
EBITDA                                                    $       4,453    $       2,643
                                                          =============    =============


(a) EBITDA is commonly used as an analytical indicator within the health care industry and also serves as a measure of leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from EBITDA are significant components in understanding and assessing financial performance. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.




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PSYS Reports First-Quarter Results
Page 5
May 6, 2003


                           PSYCHIATRIC SOLUTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (UNAUDITED, IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


                                                  THREE MONTHS ENDED MARCH 31,
                                                 ------------------------------
                                                      2003             2002
                                                 -------------    -------------
Revenue                                          $      37,104    $      23,188

Salaries, wages and employee benefits                   17,785           13,970
Professional fees                                        4,451            3,108
Supplies                                                 1,691            1,099
Rentals and leases                                         248              190
Other operating expenses                                 7,159            1,572
Provision for bad debts                                  1,322              715
Depreciation and amortization                              667              386
Interest expense                                         1,420            1,372
Change in valuation of put warrants                        960               --
Change in reserve on stockholder notes                    (461)              --
                                                 -------------    -------------
                                                        35,242           22,412
Income from continuing operations before
  income taxes                                           1,862              776
Provision for income taxes                               1,073               21
                                                 -------------    -------------
Net income                                       $         789    $         755
                                                 =============    =============

Earnings per common share:
  Basic                                          $        0.10    $        0.15
                                                 =============    =============
  Diluted                                        $        0.10    $        0.14
                                                 =============    =============
Shares used in computing per share amounts:
  Basic                                                  7,739            4,991
  Diluted                                                8,209            5,327






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PSYS Reports First-Quarter Results
Page 6
May 6, 2003


                           PSYCHIATRIC SOLUTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                 MARCH 31,      DECEMBER 31,
                                                                   2003            2002
                                                               -------------   -------------
                                                                (UNAUDITED)
                                     ASSETS
Current assets:
  Cash                                                         $       4,045   $       2,392
  Accounts receivable, net                                            22,137          19,473
  Prepaids and other                                                   2,832           2,219
                                                               -------------   -------------
Total current assets                                                  29,014          24,084
Property and equipment, net                                           33,764          33,547
Cost in excess of net assets acquired                                 26,846          28,822
Contracts, net                                                         3,558             607
Other assets                                                           3,438           3,078
                                                               -------------   -------------
Total assets                                                   $      96,620   $      90,138
                                                               =============   =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses                        $      16,096   $      14,645
  Revolving line of credit                                             6,975           5,383
  Current portion of long-term debt                                    2,554           1,687
                                                               -------------   -------------
Total current liabilities                                             25,625          21,715
Long-term debt, less current portion                                  36,657          36,752
Deferred taxes and other liabilities                                   3,447           1,122
                                                               -------------   -------------
Total liabilities                                                     65,729          59,589

Total stockholders' equity                                            30,891          30,549
                                                               -------------   -------------
Total liabilities and stockholders' equity                     $      96,620   $      90,138
                                                               =============   =============







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